UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	June 22, 2021
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd, Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 22, 2021, Kumarakulasingam “Suri” Suriyakumar, Chairman of the Board, President and Chief Executive Officer of ARC Document Solutions, Inc. (the “Company”), adopted a pre-arranged stock purchase plan (the “10b5-1 Plan”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 10b5-1 of the Exchange Act, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the purchase or sale of Company securities under specified conditions and at specified times. Mr. Suriyakumar entered into the 10b5-1 Plan during the Company’s open trading window period. Mr. Suriyakumar retains no discretion over purchases under the 10b5-1 Plan, and the prearranged purchases are executed through a broker in accordance with the 10b5-1 Plan.

Purchases effected pursuant to the 10b5-1 Plan will be disclosed through Form 4 filings with the Securities and Exchange Commission. Except to the extent required by law, the Company does not undertake to report any Rule 10b5-1 plans that may be adopted by any of the Company’s officers or directors in the future, nor to report any modifications or terminations of any publicly-announced Rule 10b5-1 plan.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2021	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer